UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2014

Intermolecular, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 582-5700
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On April 1, 2013, we entered into a collaborative development agreement with Micron Technology, Inc. (“Micron”) (the “Micron CDP”) to develop and improve certain advanced memory products.  The Micron CDP has two development programs, one in the field of DRAM and the other in the field of Non-Volatile Memory (“NVM”).  Micron recently informed the Company that it will not continue with the NVM portion of the Micron CDP effective April 1, 2015.  However, the Micron CDP remains in effect and the DRAM program remains active.  The terms of the ownership of the technology created under the NVM program and licenses under any intellectual property rights resulting from such technology remain unchanged, and any obligation of Micron to pay success fees for the NVM development program may continue after the end of the NVM program.

The foregoing description of the Micron CDP does not purport to be complete and is qualified in its entirety by reference to the agreement filed as an exhibit to our Form 10-Q filed with the Securities and Exchange Commission on August 7, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: December 30, 2014	By:	/s/ Bruce M. McWilliams
Bruce M. McWilliams
President and Chief Executive Officer